                    , 2008

State Street Bank and Trust Company

Attn: Joseph L. Hooley, Vice Chairman

30 Dan Road

Canton, Massachusetts 02021

Ladies and Gentlemen:

This is to advise you that Artisan Funds, Inc. has re-designated the Investor Shares class of Artisan Emerging Markets Fund (the “Fund”) as the Advisor Shares class. The Fund also has an Institutional Shares class. In accordance with the Additional Funds provision in Article 16 of the Transfer Agency and Service Agreement dated May 1, 2001, as amended October 1, 2003 and August 3, 2006, between Artisan Funds, Inc. and State Street Bank and Trust Company, Artisan Funds, Inc. hereby requests that you act as Transfer Agent for the re-designated share class under the terms of the Transfer Agency and Service Agreement. Attached hereto is a revised Schedule A listing each of the series and classes of Artisan Funds, Inc. for which State Street Bank and Trust Company will act as Transfer Agent pursuant to the Agreement.

Please indicate your acceptance of this appointment as Transfer Agent by executing both copies of this Letter Agreement, returning one copy to us and retaining one copy for your records.

ARTISAN FUNDS, INC.

By:
Lawrence A. Totsky
Chief Financial Officer

Agreed to this day of , 2008

STATE STREET BANK AND TRUST COMPANY

By:
Name:	Joseph L. Hooley
Title:	Vice Chairman

SCHEDULE A

Dated:                     , 2008

Artisan Small Cap Fund – Investor Shares

Artisan International Fund – Investor Shares

Artisan International Fund – Institutional Shares

Artisan Mid Cap Fund – Investor Shares

Artisan Small Cap Value Fund – Investor Shares

Artisan Mid Cap Fund – Institutional Shares

Artisan Mid Cap Value Fund – Investor Shares

Artisan International Small Cap Fund – Investor Shares

Artisan International Value Fund – Investor Shares

Artisan International Value Fund – Institutional Shares

Artisan Opportunistic Value Fund – Investor Shares

Artisan Emerging Markets Fund – Advisor Shares

Artisan Emerging Markets Fund – Institutional Shares

Artisan Global Value Fund – Investor Shares